Bank of South Carolina Corporation S-8

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement on Form S-8 of our report dated March 6, 2020, with respect to the consolidated financial statements of Bank of South Carolina Corporation and subsidiary as of December 31, 2019, and 2018, and for each of the years in the three-year period ended December 31, 2019.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

April 14, 2020